UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2014

VolitionRX Limited

(Exact name of registrant as specified in its charter)

Delaware	001-30402	93-1949078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:  (201) 618-1750

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On February 26, 2014, VolitionRX Limited (the “Company” or “VolitionRX”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with a select group of accredited investors (the “Purchasers”), pursuant to which VolitionRX sold securities to the Purchasers in a private placement transaction (the “Offering”).  Under the terms of the Offering, VolitionRX sold an aggregate of 1,500,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $2.00 per share for gross proceeds of $3,000,000.  The Purchasers also received warrants to purchase up to an aggregate of 1,500,000 shares of Common Stock at an exercise price of $2.20 per share (the “Purchaser Warrants”).  The Purchaser Warrants have a term of five years from the date they become exercisable.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of VolitionRX, and any opportunity to participate in the Offering was available to a very limited group of accredited investors.

Registration Rights Agreement

On February 26, 2014, the Company also entered into a Registration Rights Agreement with the Purchasers (the “Rights Agreement”), pursuant to which the Company is required to file a registration statement under the Securities Act of 1933, as amended, to cover the resale of the Shares sold to the Purchasers in the Offering and the shares of Common Stock underlying the Purchaser Warrants.

A copy of the Purchase Agreement, including the form of Purchaser Warrant and the Rights Agreement attached as exhibits thereto, is filed herewith as Exhibit 10.1 to this Report and is incorporated herein by reference.  The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 3.02

Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

As partial consideration for services as placement agent in the Offering, on February 26, 2014 (i) Lake Street Capital Markets, LLC (“Lake Street”) received a five-year warrant to purchase 24,600 shares of Common Stock at an exercise price of $2.20 per share (the “Lake Street Warrant”), (ii) Founding Asset Management (“FAM”) received a five-year warrant to purchase 6,375 shares of Common Stock at an exercise price of $2.20 per share (the “FAM Warrant,” and together with the Lake Street Warrant, the “Agent Warrants”) and (iii) MZ Advisory Pte Ltd. (“MZ,” and together with Lake Street and FAM, the “Agents”) received 16,667 shares of Common Stock (the “MZ Shares”).  The Agents received approximately $160,000 in aggregate cash compensation.

The Shares and Warrants were sold to the Purchasers, the Agent Warrants were issued to Lake Street and FAM and the MZ Shares were issued to MZ in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.  At the time of their issuance, the Shares, the Purchaser Warrants, the Agent Warrants and the MZ Shares will be deemed restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing such securities shall bear legends to that effect.

Item 8.01

Other Events.

On February 28, 2014, the Company issued a press release announcing the Offering.  The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1

Common Stock Purchase Agreement, dated February 26, 2014, by and among VolitionRX and the Purchasers, including the form of Warrant attached as Exhibit A thereto and the Registration Rights Agreement attached as Exhibit B thereto.

99.1	Press Release dated February 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2014
VOLITIONRX LIMITED

By: /s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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